As filed with the Securities and Exchange Commission on May 28, 1998
                                            Registration No. 333-46739



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                _____________

                              Amendment No. 1 to
                                  FORM S-3
                           REGISTRATION STATEMENT

                                    Under
                         THE SECURITIES ACT OF 1933
                                _____________

                                AIRGAS, INC.
           (Exact name of registrant as specified in its charter)

Delaware                                               56-0732648
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                      Identification No.)

                                Radnor Court
                259 North Radnor-Chester Road, Suite 100
                       Radnor, Pennsylvania 19087-5283
                               (610) 687-5253
            (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)
                                _____________

                      TODD R. CRAUN, CORPORATE COUNSEL
                                AIRGAS, INC.
                                Radnor Court
                259 North Radnor-Chester Road, Suite 100
                       Radnor, Pennsylvania 19087-5283
                               (610) 687-5253
            (Address, including zip code, and telephone number,
                 including area code, of agent for service)
                                 _____________

                                  Copy to:

                           NANCY D. WEISBERG, ESQ.
                         MCCAUSLAND, KEEN & BUCKMAN
                                Radnor Court
                259 North Radnor-Chester Road, Suite 160
                       Radnor, Pennsylvania 19087-5283
                               (610) 341-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /___/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

                          _____________

                         AIRGAS, INC.
               CROSS REFERENCE SHEET PURSUANT TO
                 ITEM 501(b) OF REGULATION S-K



Item No.        Form S-3 Caption                Prospectus Page or Caption
________        ________________                __________________________

1.             Forepart of the Registration     Facing Page; Cross Reference
               Statement and Outside Front      Sheet; Outside Front Cover
               Cover Page of Prospectus         Page

2.             Inside Front and Outside Back    Inside Front Cover Page;
               Cover Pages of Prospectus        Outside Back Cover Page

3.             Summary Information, Risk        Not Applicable
               Factors and Ratio of Earnings
               to Fixed Charges

4.             Use of Proceeds                  Use of Proceeds


5.             Determination of Offering Price  Not Applicable


6.             Dilution                         Not Applicable


7.             Selling Security Holders         Selling Stockholders


8.             Plan of Distribution             Plan of Distribution


9.             Description of Securities to     Incorporated by Reference
               be Registered                    from the Registrant's
                                                Registration Statement on
                                                Form 8-A

10.            Interests of Name Experts and    Legal Matters
               Counsel


11.            Material Changes                 Not Applicable

12.            Incorporation of Certain         Incorporation by Reference
               Information by Reference

13.            Disclosure of Commission         Not Applicable
               Position on Indemnification
               for Securities Act Liabilities

                            PROSPECTUS
                          ______________

                           AIRGAS, INC.
                          ______________

                  1,630,311 Shares of Common Stock


     Up to 1,630,311 shares (the "Shares") of Airgas, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), may be offered from time to time under this Prospectus by certain stockholders of the Company (the "Selling Stockholders"). The Shares have been or may be issued by the Company to the Selling Stockholders, pursuant to the acquisition of a company of which the Selling Stockholders were stockholders. See "Selling Stockholders."

     The issuance of the Shares by the Company to the Selling Stockholders is not being registered hereunder. Only the resale of the Shares by the Selling Stockholders is covered by this Prospectus. Any such sales may be in one or more transactions to be executed on the New York Stock Exchange, on any other exchange on which the Common Stock may be traded or in the over-the-counter market at prices prevailing at the times of such sales or in private sales at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Common Stock is traded on the New York Stock Exchange. The last reported sale price of the Common Stock, on May 27, 1998 as reported on the New York Stock Exchange, was $16.00 per share.


       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




      The date of this Prospectus is ______________, 1998.

                      AVAILABLE INFORMATION

      Airgas, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company's Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus concerning any contract or other document filed with or incorporated by reference in the Registration Statement are not necessarily complete, each statement being qualified in all respects by such reference. For further information regarding the Company and the Common Stock, reference is made to the Registration Statement, including the documents and exhibits filed or incorporated as a part thereof, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and copies of all or any part thereof may be obtained from such office upon payment of the fees prescribed by the Commission.

                   INCORPORATION BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-9344) are incorporated herein by reference:

     (1) The Company's annual report on Form 10-K and Forms 10-K/A for the fiscal year ended March 31, 1997;

     (2) The Company's quarterly reports on Form 10-Q for the quarters ended June 30, September 30 and December 31, 1997;

     (3)  The Company's Proxy Statement dated July 1, 1997;

     (4) The Company's Current Reports on Form 8-K, dated April 17, 1997, April 23, 1997, April 30, 1997, July 28, 1997, August 11, 1997, October 9,
1997, October 24, 1997, February 2, 1998, April 27, 1998, May 15, 1998 and May
26, 1998.

     (5) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1997; and

     (6) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A effective under Section 12(b) of the Exchange Act on December 19, 1986.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering made herein, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all information that has been incorporated by reference in this Prospectus (but not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in the information that this Prospectus incorporates), each such request to be addressed as follows: Todd R. Craun, Esquire, Airgas Inc., Radnor Court, 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087-5283, (610) 687-5253.


                           THE COMPANY

     The Company classifies its operations into three business segments:
Distribution, Direct Industrial and Manufacturing. The Company believes that it is the largest independent distributor of industrial, medical and specialty gases and related equipment in North America. Through its Direct Industrial segment, the Company distributes safety, industrial and environmental supplies, and industrial tools, MRO (Maintenance, Repair and Operations) products and welding and safety equipment. The Company's manufacturing operations include the production of carbon products, calcium carbide, nitrous oxide and carbon dioxide. The Company's principal business strategy is to continue to expand its distribution network through internal growth and growth through distributor acquisitions and the selective acquisition of businesses that enhance its Direct Industrial strategy.

                        RECENT DEVELOPMENTS

     During the fourth quarter ended March 31, 1998, the Company recorded a one-time special charge of $19.5 million ($12.4 million after-tax) related to its "Repositioning Airgas for Growth" initiative and the divestiture of several non-core businesses. The special charge consisted of severance and exit costs for the closure of duplicate facilities, a non-cash charge for the write down of property, plant and equipment and goodwill impaired as a result of the restructuring, and the divestiture of several non-core businesses, offset by a one-time net gain related to an acquisition break-up fee.

     Repositioning costs of $5.7 million ($3.4 million after-tax) for relocating employees and other personnel expenses, exiting certain product lines, and computer conversions were also incurred in the quarter and were charged against earnings. In conformance with generally accepted accounting principles, these costs and expenses were not included in the special charge.

     The fourth quarter special charges and the additional direct repositioning costs resulted in a reported net loss in the fourth quarter of $5.2 million, or $.07 per share, and after-tax cash flow of $37.3 million, or $.52 per share.

                           THE OFFERING

     On October 1, 1997, the Company acquired Industrial Gas Products & Supply, Inc. ("IGP") and, as a result, the former shareholders of IGP received 1,244,512 shares of the Company's Common Stock. The Selling Stockholders may also receive up to 385,799 additional shares (the "Additional Shares") three years after October 1, 1997, if the fair market value of the Company's Common Stock on such date is less than $13.10, subject to adjustment under certain circumstances. The number of Additional Shares to be issued would be based upon the number of Shares held by the Selling Stockholders on the third anniversary date and the difference between $13.10 (subject to adjustment under certain circumstances) and the fair market value on October 1, 2000.

     The Selling Stockholders have been provided with certain registration rights pursuant to a registration rights and stock adjustment agreement. The registration statement of which this Prospectus is a part has been filed by the Company in satisfaction of the Company's obligations to register the Shares for sale by the Selling Stockholders pursuant to the Selling Stockholders' registration rights.


                         USE OF PROCEEDS

     The Company will receive no proceeds from any sales of the Shares by the Selling Stockholders.


     The Company will pay all fees and expenses incurred by the Company in connection with registering the Shares for sale under the Securities Act.


                       PLAN OF DISTRIBUTION

     The Shares registered for sale hereunder may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Any such sales may be in one or more transactions to be executed on the New York Stock Exchange, on any other exchange on which the Common Stock may be traded or in the over-the-counter market at prices prevailing at the times of such sales or in private sales at prices related to the prevailing market prices or at negotiated prices. The sales may involve (a) a block transaction in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases.

     The Selling Stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive compensation in the form of underwriting discounts, concessions or commissions (which compensation may be in excess of customary commissions). The Selling Stockholders and any brokers or dealers that participate in the distribution of the Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. In the event that the Selling

Stockholders engage an underwriter in connection with the sale of Shares, the Selling Stockholders have agreed to file with the Commission, as an exhibit to the registration statement of which this Prospectus is a part, an underwriting agreement, if any, entered into with such underwriter and to disclose any compensation arrangement between the Selling Stockholders and the underwriter in a supplement to this Prospectus or, if required, in a post-effective amendment to the registration statement of which this Prospectus is a part. Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Prospectus.

                       Selling Stockholders

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of February 1, 1998, and as adjusted to reflect the sale of the Shares, by the Selling Stockholders. The individuals identified below do not own more than 1% of the Company's outstanding Common Stock as of the date of this Prospectus. Unless otherwise indicated, the Selling Stockholders possess sole voting and investment power with respect to the shares listed.


                      Number of                           Number of
                      Shares Beneficially                 Shares Beneficially
                      Owned Prior           Shares Being  Owned After
Selling Stockholders  to the Offering (1)   Offered (1)   the Offering (1)
___________________   ___________________   __________    ___________________

John H. Dammann (2)      406,269             406,269             -0-
J.F. Dammann, III (3)    406,469             406,269             200
Ruth C. Dammann          431,974(4)          215,952             -0-
J.F. Dammann             431,974(4)          216,022             -0-

_____________________

     (1)  Assumes that the Selling Stockholders sell all of the Shares being
          offered.   Does not include Additional Shares, if any, that may
          be issued three years after October 1, 1997.

     (2) Since October 1, 1997, John H. Dammann has served as President of Industrial Gas Products & Supply, Inc., a wholly-owned subsidiary of the Company.

     (3) Since October 1, 1997, J.F. Dammann, III has served as Executive Vice President of Industrial Gas Products & Supply, Inc., a wholly-owned subsidiary of the Company.

     (4) Includes 215,952 shares held by Ruth C. Dammann, J.F. Dammann's spouse, and 216,022 shares held by J.F. Dammann.

     The Company is not able to determine, at this time, the number of Additional Shares, if any, that ultimately will be issued to the Selling Stockholders, since the amount is based upon future events.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for the Company's Common Stock is The Bank of New York.

                          LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Selling Stockholders by McCausland, Keen & Buckman, Radnor, Pennsylvania. Certain attorneys of McCausland, Keen & Buckman beneficially own, in the aggregate, 49,143 shares of the Company's Common Stock.

                             EXPERTS

     The consolidated financial statements and schedules of Airgas, Inc. as of March 31, 1997 and 1996, and for each of the years in the three-year period ended March 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick
LLP, independent certified public accountants, incorporated by reference herein (whose opinion with respect to a certain investee company is based on the report of Arthur Andersen LLP, independent public accountants, incorporated by reference herein), and upon the authority of said firms as experts in accounting and auditing in giving said reports.

No dealer, salesman or other person
has been authorized to  give any
information or to make any representations
not contained in this Prospectus in
connection with the offer contained
herein, and, if given or made, such
information  or representation must
not be relied upon as having been
authorized by the Company or Selling
Stockholders. This Prospectus does
not constitute an offer to sell, or a
solicitation of an offer to buy any
securities offered hereby in any                         AIRGAS, INC.
jurisdiction to any person to whom it         1,630,311 Shares of Common Stock
is not lawful to make any such offer
or solicitation in such jurisdiction.
Neither the delivery of this Prospectus
nor any sale made hereunder shall, under
any circumstances, create an implication
that there has been no change in the
affairs of the Company since the date
hereof or that the information
contained herein is correct as of
any time subsequent to its date.
_______________________                     ____________________________
                                                     PROSPECTUS
TABLE OF CONTENTS                           ____________________________

Available Information. . .. .2                       _____________, 1998
Incorporation by Reference. .2
The Company. . . . . . . . . 3
The Offering . . . . . . . . 3
Use of Proceeds. . . . . . . 4
Plan of Distribution . . . . 4
Selling Stockholders . . . . 4
Legal Matters. . . . . . . . 5
Experts. . . . . . . . . . . 5

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

          Registration Fee. . . . .$            7,680 *
          NYSE Listing Fee. . . . .             1,500
          Printing and Engraving  .             1,000
          Accounting Fees . . . . .            10,000
          Legal Fees. . . . . . . .            10,000
          Miscellaneous . . . . . .             5,000
                                               ______
                                   Total      $35,180
          ________________
               *   Actual

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees, and other agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except the indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Company's certificate of incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Company to the full extent authorized or permitted by Delaware law. The certificate also provides that the Company may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements) and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts. The Company has entered into such indemnification agreements with its directors and executive officers.

ITEM 16.  EXHIBITS.

   *  5.   Opinion of McCausland, Keen & Buckman, counsel to the Company.

   * 23.1 Consent of McCausland, Keen & Buckman (included in Exhibit 5)

     23.2 Consent of KPMG Peat Marwick LLP.

     23.3 Consent of Arthur Andersen LLP.

   * 24.  Power of Attorney (see signature page)
   ________________________
   * Previously filed

ITEM 17.  UNDERTAKINGS.

I.   Rule 415 Offering.  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 II.     Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

III. Acceleration of Effectiveness - Indemnification Undertaking.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on May 28, 1998.

                              AIRGAS, INC.

                              By:  /S/PETER McCAUSLAND
                                   __________________________________________
                                   Peter McCausland,
                                   Director, Chairman of the Board, President
                                   and Chief Executive Officer



                              By:  /S/JEFFREY P. CORNWELL
                                   ___________________________________________
                                   Jeffrey P. Cornwell
                                   Assistant Vice President and Corporate
                                   Controller (Principal Financial Officer and
                                   Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.




/S/ROBERT E. NAYLOR *
_________________________________
 Robert E. Naylor, Director

/S/ROBERT L. YOHE *
_________________________________
 Robert L. Yohe, Director

/S/FRANK B. FOSTER, III *
_________________________________
 Frank B. Foster, III, Director

/S/JOHN A. H. SHOBER *
_________________________________
  John A. H. Shober, Director

/S/MERRIL L. STOTT *
_________________________________
  Merril L. Stott, Director

/S/RAJIV L. GUPTA *
_________________________________
  Rajiv L. Gupta, Director

/S/W. THACHER BROWN *
_________________________________
  W. Thacher Brown, Director

* Todd R. Craun, by signing his name hereto, does sign this Registration Statement on behalf of each of the indicated directors of the Registrant, pursuant to powers of attorney executed by each of such directors and filed with the Securities and Exchange Commission, on the date indicated.

/s/ TODD R. CRAUN
_______________________________                      Date:  May 28, 1998
Todd R. Craun, Attorney-in-Fact